THIRD AMENDMENT

TO THE TRANSFER AGENT SERVICING AGREEMENT

THIS THIRD AMENDMENT dated this 14th day of November, 2011, to the Transfer Agent Servicing Agreement (the “Agreement”) dated as of March 25, 2010, as amended August 25, 2010 and August 25, 2011, is entered into by and between DOUBLELINE FUNDS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend certain services and fees of the Agreement; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

Exhibit E of the Agreement is hereby superseded and replaced with Amended Exhibit E attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

DOUBLELINE FUNDS TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Ronald R. Redell	By:	/s/ Michael R. McVoy
Name:	Ronald R. Redell	Name:	Michael R. McVoy
Title:	President	Title:	Executive Vice President

11/2011	1

Amended Exhibit E to the

Transfer Agent Servicing Agreement – DoubleLine Funds Trust

TRANSFER AGENT & SHAREHOLDER SERVICES

ACCOUNT SERVICES FEE SCHEDULE AT NOVEMBER 2011

If the fund complex total assets is less than $1 billion, a 50% discount will apply to the CUSIP-based fee for the first 12 months of operation.

Annual Service Charges Per CUSIP

• Base Fee Per CUSIP	$30,000 /year
• NSCC Level 3 Accounts	$7.00 /open account
• No-Load Fund Accounts	$12.00 /open account
• Load Fund Accounts	$13.00 /open account
• Closed Accounts	$2.00 /closed account

Activity Charges

• Manual Shareholder Transaction	$3.00 /transaction
• Omnibus Account Transaction	$ .25 /transaction
• Correspondence	$3.00 /item
• Telephone Calls	$1.00 /minute
• Voice Response Calls	$0.40 /call

Services Included in Annual Base Fee Per CUSIP

•	Implementation/CUSIP set up
•	Chief Compliance Officer Support
•	Shareholder Internet Access (FanWeb Select Implementation and annual base fee)
•	DST NSCC CUSIP fee

Out-Of-Pocket Expenses

Including but not limited to telephone toll-free lines, VRU maintenance and development, call transfers, mailing, sorting and postage, stationery, envelopes, programming, service/data conversion, AML verification services, insurance, record retention, processing of literature fulfillment kits, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, data communication and implementation charges, travel, and training.

Additional Services

Available but not included above are the following services - Vision intermediary e-commerce, sales reporting data warehouse, investor e-mail services, literature fulfillment, lead conversion reporting, 12b-1 aging, Same Day Cash Flow System, Short-Term Trader reporting, Jumbo Pricing, and Daily Valuation/Manual 401K Trade.

Fees are billed monthly

11/2011	2

Amended Exhibit E (continued) to the Transfer Agent Servicing Agreement-DoubleLine

Funds Trust

TRANSFER AGENT & SHAREHOLDER SERVICES

SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES

FEE SCHEDULE AT NOVEMBER 2011

FAN WEB

Shareholder internet access to account information and transaction capabilities through a transparent link at the fund group web site. Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.

•	FAN Web Direct (API)—Quoted Separately

•	Customization - $165 /hour

•	Activity (Session) Fees:

•	Inquiry - $0.15 /event

•	Account Maintenance - $0.25 /event

•	Transaction—financial transactions, reorder statements, etc. - $0.50 /event

•	New Account Set-up - $3.00 /event (Not available with FAN Web Select)

•	Strong Authentication:

•	$0.045 /month per active* FAN Web ID

*	Any ID that has had activity within the 180-day period prior to the billing cycle.

VISION MUTUAL FUND GATEWAY

Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.

•	Inquiry Only

•	Inquiry - $0.05 /event

•	Per broker ID - $5.00 /month per ID

•	Transaction Processing

•	Implementation - $5,000 /management company

•	Transaction—purchase, redeem, exchange, literature order - $0.50 /event

•	New Account Setup—may contain multiple fund/accounts - $3.00 /event

•	Monthly Minimum Charge - $500 /month

CLIENT DEDICATED LINE DATA ACCESS

For USBFS clients requiring continuous on-line access to USBFS shareholder accounting systems, such as for client call center support:

•	$7,000 /year per workstation for TA2000 AWD access

•	Plus data communications setup and monthly charges based upon location and bandwidth

•	Plus training billed at hourly rates plus out-of-pocket expenses

11/2011	3

Amended Exhibit E (continued) to the Transfer Agent Servicing Agreement-DoubleLine

Funds Trust

TRANSFER AGENT & SHAREHOLDER SERVICES

SUPPLEMENTAL SERVICES

FEE SCHEDULE AT NOVEMBER 2011

Short-Term Trader—Software application used to track and/or assess transaction fees that are determined to be short-term trades. Service can be applied to some or all funds within a fund family.

•	90 days or less – $0.08 /open account

•	91-180 days – $0.14 /open account

•	181-270 days – $0.20 /open account

•	271 days – 1 year - $0.26 /open account

•	1 year – 2 years - $0.38 /open account

Cost Basis Reporting—Annual reporting of shareholder cost basis for direct accounts based upon an average cost single category basis calculation.

•	$1.00 /direct open account per year

Excessive Trader—Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.

•	$500 setup /fund group of 1-5 funds, $1,500 setup /fund group of over 5 funds

•	$0.12 /account per year

12b-l Distribution Fee Aging—Aging shareholder account share lots in order to monitor and begin assessing 12b-l fees after a certain share lot age will be charged at $1.50 per open account per year.

Physical Certificate Processing—Services to support the setup and processing of physical certificated shares for a fund family:

•	$750 setup/fund group

•	$ 10.00 /certificate transaction

E-Mail Services—Services to capture, queue, monitor, service and archive shareholder e-mail correspondence:

•	$1,500 setup /fund group

•	$500 /month administration

•	$4.00 /received e-mail correspondence

FAF Money Market Fund Service Organizations

•	$15,000 /money market share class per year

•	Out-of-pocket expenses (see Transfer Agent Fee Schedule)

Shareholder Performance Statements—We have a variety of features available for providing account or portfolio level performance information on investor statements. Actual costs will depend upon specific client requirements.

•	Setup - $35,000 /fund group

•	Annual Fee - $0.17 /open and closed account

Jumbo Pricing (JUMBO)—allows grouping of accounts for the purpose of calculating the advanced commission paid to a dealer.

$1.85 /account group per year

11/2011	4

Amended Exhibit E (continued) to the Transfer Agent Servicing Agreement-DoubleLine

Funds Trust

TRANSFER AGENT & SHAREHOLDER SERVICES

SUPPLEMENTAL SERVICES FEE SCHEDULE AT NOVEMBER 2011

Charges Paid by Investors

Shareholder accounts will be charged based upon the type of activity and type of account, including the following:

Qualified Plan Fees

•	$15.00 /qualified plan acct (Cap at $30.00 /SSN)

•	$15.00 /Coverdell ESA acct (Cap at $30.00 /SSN)

•	$25.00 /transfer to successor trustee

•	$25.00 /participant distribution (Excluding SWPs)

•	$25.00 /refund of excess contribution

•	$25.00 /reconversion/recharacterization

Additional Shareholder Paid Fees

•	$15.00 /outgoing wire transfer

•	$15.00/overnight delivery

•	$5.00 /telephone exchange

•	$25.00 /return check or ACH

•	$25.00/stop payment

•	$5.00 /research request per account (Cap at $25.00 /request) (For requested items of the second calendar year [or previous] to the request)

Programming Charges

Charges incurred for customized services based upon fund family requirements including but not limited to:

•	Fund setup programming (transfer agent system, statements, options, etc.)—estimate 10 hours per CUSIP

•	Select reports—shareholder system queries for customized reporting, mailings, etc.

•	File transmissions of client requested shareholder data file extracts

•	Voice response system setup (menu selections, shareholder system integration, testing, etc.)—estimated at 3 hours per fund family

•	All other client specific customization and/or development services

Literature Fulfillment Services

•	Account Management

•	$250 /month (account management, lead reporting and database administration)

•	Out-of-Pocket Expenses

•	Kit and order processing expenses, postage, and printing

•	Inbound Teleservicing Only

•	Account Management - $250 /month

•	Call Servicing - $5.00 /minute

•	Lead Conversion Reporting

•	Account Management - $500 /month

•	Database Installation, Setup - $1,500 /fund group

•	Specialized Programming - (Separate Quote)*

•	Web On-line Fund Fulfillment

•	Account Management - $500 /month

•	Installation, Setup - $2,500 /fund group

•	Per Literature Order - $0.40 /request

•	Follow-up Services

•	Correspondence - $5.00 /item

Fees exclude postage and printing charges.

11/2011	5

Amended Exhibit E (continued) to the Transfer Agent Servicing Agreement-DoubleLine

Funds Trust

MARS SALES REPORTING & COMPLIANCE SERVICES

SUPPLEMENTAL SERVICES

FEE SCHEDULE AT NOVEMBER 2011

System Implementation Cost

•	$40,000 - $60,000 - Includes TA2000 data and standard data interfaces*

•	$290 /hour – Software or report customization

Monthly Service Fee

•	$3,000 – Standard monthly service fee

Monthly Base Module Fees (Per user)

•	$190 – MARS Base 22c-2 Compliance Module

•	22c-2 Rules definition, workflow process management, data request manager, account, and transactions

•	$430 – MARS Base Sales and Asset Reporting Module

•	Data cleaning, and sales & asset reports with sales views

•	$190 – MARS Base Core CRM Module

•	Firm, branch, rep profiles, activity management, calendar, tickler, security & administration, and rep import

Optional Services (Monthly per user unless otherwise noted)

•	$120 – Channel/territory manager (included in base fee for CRM Module)

•	$70 – Customer/account module

•	$70 – MARS omnibus reconciliation manager

•	$120 – Supermarket platform reporting module

•	$2,250 – Data quality module (only one license needed)

•	$250 – Handheld module

•	$6,000 – Handheld implementation (one time only)

•	$370 – Mapping integration module

•	$750 – Multiple Windows Module (only one license needed)

•	$750 – Document Management Module (only one license needed)

•	$750 – Profiling Module (only one license needed)

Discovery-RIA™ Database Integration

•	Discovery-RIA™ Implementation: $2,500 – One-time set-up fee

•	Discovery-RIA™ Integration: $1,250 – Only one user license needed if client does not already have Discovery license (monthly fee)

•	Discovery-RIA™ License: $90 – Fee per user per month

Enhanced Support Services (Monthly fee)

•	$2,000 - $4,000 – Basic support components, data scrubbing (cleaning of firm, branch, and rep information), database query requests, compliance report monitoring/review/analysis, compliance workflow assistance, and business requirements analysis.

NSCC SDR Fees

•	Line maintenance fee $40 /month

•	Line use fee $1.38 /hour

•	Transaction fee $0.15 /100 records

*	Any additional costs that may be charged by intermediaries/NSCC for data feeds are not included.

11/2011	6

Amended Exhibit E (continued) to the Transfer Agent Servicing Agreement-DoubleLine

Funds Trust

INFORMA ELECTRONIC SHAREHOLDER STATEMENT SERVICES

FEE SCHEDULE at November, 2011

Electronic Confirm Presentation

eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.

•	Document Loading, Storage, and Access - $0.08 /statement

•	Document Consent Processing, Suppression, and Notification - $0.35 /suppressed statement

•	Development & Implementation of Electronic Confirm Statements - $26,000 initial setup fee

Note: Quarterly minimum fee of $500.

Electronic Investor Statement Presentation

eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.

•	Document Loading, Storage, and Access - $0.08 /statement

•	Document Consent Processing, Suppression, and Notification - $0.35 /suppressed statement

•	Development & Implementation of Electronic Investor Statements - $7,500 initial setup fee

Electronic Tax Presentation

eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.

•	Document Loading, Storage, and Access - $0.08 /statement

•	Document Consent Processing, Suppression, and Notification - $0.35 /suppressed statement

•	Development & Implementation of Electronic Tax Statements - $5,000 initial setup fee

Electronic Compliance Presentation

eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.

•	Document Loading, Storage, and Access

•	Document Consent Processing, Suppression, and Notification - $0.35 /suppressed statement

•	Development & Implementation of Electronic Compliance Documents - $6,000 initial setup fee

Note: Annual compliance minimum fee of $6,000.

FAN Web Transaction Fees

•	View Consent Enrollment - $0.03 /transaction

•	Consent Enrollment - $0.13 /transaction

•	View Statements - $0.03 /view

Notes:

All pricing based upon contractual three-year term. Proposal is rough estimate based upon client request. Rates subject to change once formal business requirements are received and reviewed. Estimate is valid for 90 days based on the following conditions:

•	Document Loading, Storage and Access - Statements presented as PDF documents. Includes data preparation for web-based presentment, document loading, hot storage for two years (2) on primary DASD and WORM-media and unlimited access. Statements will be loaded for all accounts, regardless of consent.

•	Document Consent Processing, Suppression & Notification – On-line consent registration, paper suppression, processing, quality control and email notification of document availability to an ISP address. Suppression and Notification volume will be determined by customer consent. Email notification of document availability to an ISP address. Notification volume will be determined by customer consent.

•	Document Setup & Development Fees — Includes gathering business requirements and creation of functional specification document with record types II, AS, and AT, utilizing a DST OUTPUT MIMS data feed. Applies to major classes of documents (e.g. daily confirm, investor, and tax documents) and significantly different documents within a class (e.g. a high net worth statement). Document setup fees will be determined upon requirements gathering and defining project scope.

•	Consent options will be reflected on TA2000; Email tracking and reporting on TA2000 Electronic Media reports

•	Standard Development Fee- Fee assessed for any additional programming outside of the initial implementation scope or any additional post-production enhancements. $187.50 per hour.

11/2011	7